UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880

 (Address of Principal Executive Offices, and Zip Code)

(781) 557-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Franklin Street Properties Corp., a Maryland corporation (the “Company”), held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on May 9, 2019.  At the 2019 Annual Meeting, the Company’s stockholders approved an amendment (the “Articles of Amendment”) to the Company’s articles of incorporation to declassify the Company’s Board of Directors (the “Board of Directors”).  The Articles of Amendment were previously approved by the Board of Directors, subject to stockholder approval, and became effective upon the filing of Articles of Amendment with, and its acceptance for record by, the State Department of Assessments and Taxation of Maryland on May 14, 2019.  Pursuant to the terms of the Articles of Amendment, commencing with the class of directors standing for election at the 2020 Annual Meeting of Stockholders of the Company, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders.  The directors who were elected at the 2018 Annual Meeting of Stockholders, whose terms will expire in 2021, and the directors who were elected at the 2019 Annual Meeting, whose terms will expire in 2022, will hold office until the end of their respective terms.  In all cases, each director will hold office until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal.  The Articles of Amendment also clarified that any director elected to the Board of Directors to fill a vacancy following the 2019 Annual Meeting will hold office for a term expiring at the next annual meeting of stockholders following such election.

In addition, on January 31, 2019, the Board of Directors approved certain amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”), which also became effective upon the filing of Articles of Amendment with, and its acceptance for record by, the State Department of Assessments and Taxation of Maryland on May 14, 2019.  The Amended and Restated Bylaws (i) remove the existing provisions relating to a classified board structure,  (ii) clarify that any director elected to the Board of Directors to fill a vacancy following the 2019 Annual Meeting will hold office for a term expiring at the next annual meeting of stockholders following such election, (iii) clarify terminology related to the votes that may be cast in director elections by changing the words “affirmatively withheld” to “against” in the first sentence of Article II, Section 8 of the Amended and Restated Bylaws, which otherwise has no effect on the voting standard for the election of directors, and (iv) made two non-substantive changes.

The foregoing is a summary of changes effected by adoption of the Articles of Amendment and the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Articles of Amendment and the Amended and Restated Bylaws filed hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2019, the Company held its 2019 Annual Meeting. The 2019 Annual Meeting was called for the following purposes: (1) to elect two Class I directors, each to serve for a term expiring at the 2022 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified, (2) to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (3) to approve, by non-binding vote, the Company’s executive compensation, and (4) to approve an amendment to the Company’s articles of incorporation to declassify the Board of Directors.

(1) The following table sets forth the names of the directors elected at the 2019 Annual Meeting for a new three-year term and the final number of votes cast for or withheld from each director and the number of broker non-votes.

Name	For	Withheld	Broker Non-Votes

Brian N. Hansen	60,143,696	27,065,072	8,376,691
Dennis J. McGillicuddy	80,367,873	6,840,895	8,376,691

(2) The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved. The final number of votes cast for, against or abstaining from voting on that proposal are listed below.

For	Against	Abstain

94,951,683	593,783	39,993

(3) The proposal to approve, by non-binding vote, the Company’s executive compensation was approved. The final number of votes cast for, against or abstaining from voting on that proposal and broker non-votes are listed below.

For	Against	Abstain	Broker Non-Votes

83,411,029	2,478,412	1,319,327	8,376,691

(4) The proposal to approve an amendment to the Company’s articles of incorporation to declassify the Board of Directors was approved. The final number of votes cast for, against or abstaining from voting on that proposal and broker non-votes are listed below.

For	Against	Abstain	Broker Non-Votes

86,629,715	364,724	214,329	8,376,691

ITEM 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Articles of Amendment, dated May 14, 2019, of Franklin Street Properties Corp.

3.2	Amended and Restated Bylaws of Franklin Street Properties Corp., effective May 14, 2019.

EXHIBIT LIST

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Articles of Amendment, dated May 14, 2019, of Franklin Street Properties Corp.

3.2	Amended and Restated Bylaws of Franklin Street Properties Corp., effective May 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: May 14, 2019